EFFECTIVE August 14, 2007, THE
COMPANYS NAME HAS CHANGED TO
DOUBLE COIN HOLDINGS LTD.



EXHIBIT A



AMERICAN DEPOSITARY SHARES
(EACH REPRESENTING RIGHTS
ATTRIBUABLE TO TEN
CLASS B ORDINARY SHARES)

(FORM OF FACE OF RECEIPT)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

REPRESENTING
DEPOSITED B SHARES
OF
SHANGHAI TYRE AND RUBBER
COMPANY LIMITED
(Incorporated Under The Laws of Peoples
Republic of China)

	The Bank of New York, a New York
banking corporation, as depositary (herein called the Depositary), such Depositarys
Principal Office being located at 101
Barclay Street, New York, New York 10286, hereby certifies that _______________is the owner of ____________ American Depositary
Shares, representing deposited B Shares of RMB 1.00 each, including evidence of rights to receive such B Shares (the Shares) of Shanghai Tyre and Rubber Company
Limited, a company incorporated under the laws of the Peoples Republic of China (the
Company). At the date hereof, each
American Depositary Share represents ten
Shares deposited under the Deposit
Agreement (as defined herein) at the
Shanghai office of the HongKong and
Shanghai Banking Corporation Limited (a
Custodian). The Depositarys principal
executive office is located at 48 Wall Street, New York, New York 10286.


1.	THE DEPOSIT AGREEMENT. This
American Depositary Receipt is one of an issue (Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of December 12, 1995 (the "Deposit
Agreement), by and among the Company,
the Depositary, and all Holders from time to time of Receipts issued thereunder, and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of the Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively , Deposited Securities). Copies of the
Deposit Agreement are on file at the
Principal Office of the Depositary in New
York City.

	The statements made on the face and
reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Association of the Company and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES. Upon
surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee provided for in this Receipt, and subject to the terms and conditions of the Deposit Agreement and paragraph 3 hereof (including the payment of certain other amounts therein specified), the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made by the delivery of (i) certificates in the name of the Holder hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (ii) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt. Such delivery will be made, at the option of the Holder hereof, either at the office of the Shanghai office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited
Securities for such delivery at the Principal
Office of the Depositary shall be at the risk and expense of the Holder hereof.

3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.  The
transfer of this Receipt is registerable on the books of the Depositary at its Principal
Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt at any of the Depositarys designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt for any
authorized number of American Depositary
Shares requested, evidencing the same
aggregate number of American Depositary
Shares as the Receipt or Receipts
surrendered. As a condition precedent to the execution and delivery, registration of transfer, splitup, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any
Custodian, or any Registrar may require
payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American Depositary receipts or to the withdrawal of Deposited Securities.

	After consultation with the
Company, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares, which may but need not be the Foreign Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or under the Companys Articles of Association or for any other reason. Notwithstanding any provision of the Deposit Agreement or this Receipt, the surrender of outstanding
Receipts and withdrawal of Deposited
Securities may not be suspended subject
only to (i) temporary  delays caused by
closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Restricted
Securities (including without limitation any
Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.	DISCLOSURE OF INTERESTS.
The Company may from time to time
request Holders or former Holders to
provide information as to the capacity in which they own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to
Section 3.04 of the Deposit Agreement and hereunder whether or not such person is still a Holder at the time of such request. The
Depositary has agreed to use its best efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Holders or former Holders and to forward to the Company any responses to such requests received by the Depositary. Each Holder further agrees to make such disclosure of interests in Shares of the Company as may be required to be made by such Holder under any laws, regulations or codes or practice applicable in the Peoples Republic of China whether or not the same may be enforceable against such Holder.

5.	LIABILITY OF HOLDER FOR
TAXES AND OTHER CHARGES.   If any
tax or other governmental charge shall
become payable by the Depositary or any
Custodian with respect to any Receipt
(including, without limitation, gains upon the sale of American Depositary Shares) or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited
Securities represented by the American
Depositary Shares evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary
Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder hereof remaining liable for any deficiency.

6.	WARRANTIES OF DEPOSITORS.
	Every person depositing Shares
hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that, to the best of such persons knowledge, such Shares and each certificate therefor are validly issued, outstanding, fully paid, nonassessable, not subject to calls for additional payments of any kind and free of any preemptive rights of the holders of outstanding Shares and that such person is not an infant, bankrupt, or a person of unsound mind and is duly authorized to make such deposit. Every such person shall also be deemed to represent that, to the best of such persons knowledge, the offer or sale of such Shares in the United States by such person would not cause there to be a violation of the Securities Act of 1933.
Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

7.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.   Any
person presenting Shares for deposit or any Holder may be required from time to time to file with the Depositary or a Custodian such proof of citizenship or residence, exchange control approval, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not, be the Foreign Registrar) of the Shares presented for deposit or other information, and to execute and deliver to the Depositary or a Custodian such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper.
The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are executed or such representations and warranties made.

8.	CHARGES OF DEPOSITARY.  The
Company shall pay only those fees,
reasonable expenses and outofpocket
charges (such as cable, telex and facsimile transmission expenses) of the Depositary and those of any Registrar which may be agreed in writing between the Depositary and the Company from time to time. The
Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

	The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts), whichever applicable (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 of the Deposit Agreement, (5) a fee as provided in Exhibit B to the Deposit
Agreement for (i) execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement and the surrender of Receipts and the withdrawal of Deposited
Securities pursuant to Section 2.05 of the Deposit Agreement, (ii) any distributions made pursuant to the Deposit Agreement, including but not limited to Sections 4.02 through 4.05 thereof, and (iii) a Receipt or Receipts for transfers, split ups or combinations made pursuant to the terms of the Deposit Agreement.

9.	TITLE TO RECEIPTS.   It is a
condition of this Receipt and every
successive Holder of this Receipt by
accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute holder hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit
Agreement or for all other purposes, and neither the Depositary nor the Company shall have the obligation or be subject to any liability hereunder or under the Deposit
Agreement to any holder of a Receipt unless such holder is a Holder thereof.


Dated

Countersigned
	THE BANK OF NEW YORK

As Depositary

By __________________________
	By ________________________
      Authorized Officer
	Vice President



[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL
PROVISIONS

OF THTE DEPOSIT AGREEMENT


10.	VALIDITY OF RECEIPT. This
Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary provided, however, such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

11.	REPORTS INSPECTION OF
TRANSFER BOOKS.  The Company
currently furnishes the Securities and
Exchange Commission (the "Commission")
with certain public reports and documents required by foreign law or otherwise under Rule 12g32(b) under the Securities
Exchange Act of 1934.  Should the
Company become Such reports and
communications will be available for
inspection and copying by holders and
Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C.
20549.

	The Depositary will make available
for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the
Company which are both (a) received by the Depositary as the holder of the Deposited
Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

	The Depositary will keep books for
the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.	DIVIDENDS AND
DISTRIBUTIONS.

	Whenever the Depositary receives
any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited
Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.

	Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.01, 4.03, or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Securities must be registered under the Securities Act of 1933 in order to be distributed to owners or holders hereof) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

	If any distribution consists of a
dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary
Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as provided in Article 7 hereof and Section
5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.

	In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary, subject to all applicable legal requirements, may by public or private sale dispose of all or a portion of such property (including
Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.	RIGHTS.

	In the event that the Company shall
offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in such form as it deems appropriate.

	In circumstances in which rights
would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American
Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

	If the Depositary has distributed
warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver
Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

	If the Depositary determines in its
discretion that it is not lawful and feasible to make such rights available to all or certain
Owners, it may sell, subject to all applicable legal requirements, the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

	The Depositary will not offer rights
to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
Notwithstanding any other provision of the Deposit Agreement, under no circumstances shall the Depositary, any Owner or any other person have the right to require the Company to register, under the Securities
Act of 1933 or otherwise, any rights or
securities issued by the Company.

	The Depositary shall not be
responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14. 	CONVERSION OF FOREIGN
CURRENCY.

	Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.

	If such conversion or distribution can
be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

	If at any time the Depositary shall
determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

	If any such conversion of foreign
currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.	RECORD DATES.

	Whenever any cash dividend or other
cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit
Agreement.

16.	VOTING OF DEPOSITED
SECURITIES.

	Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Hong Kong law or applicable rules of the Hong Kong Stock Exchange and of the
Memorandum of Association of the
Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other
Deposited Securities represented by their respective American Depositary Shares, and
(c) a statement as to the manner in which such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited
Securities represented by such American
Depositary Shares evidenced by such
Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions. If the Depositary does not receive instructions from any Owner with respect to any of the Deposited Securities represented by the
American Depositary Shares evidenced by
such Owners Receipts on or before the date established by the Depositary for such purpose, such Owner shall be deemed, and the Depositary shall deem such Owner, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company, and the Depositary shall give a discretionary proxy to a person designated by the Company, to vote such Deposited Securities provided that no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy given,
(ii) substantial opposition exists or (iii) such matter materially and adversely affects the rights of holders of Shares.

17.	CHANGES AFFECTING
DEPOSITED SECURITIES.

	In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in nominal value, change in par value, splitup, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are delivered pursuant to the following sentence.
In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.

	Neither the Depositary nor the
Company shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum of Association and
Bylaws of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed nor shall the Depositary or the Company incur any liability to any Owner or holder of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit
Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section
4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense
(including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.
No disclaimer of liability under the
Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY APPOINTMENT
OF SUCCESSOR CUSTODIAN.

	The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election so to do delivered to the Company pursuant to Section 6.02 of the Deposit Agreement, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as thereinafter provided.

	The Depositary may at any time be
removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as thereinafter provided.

	In case at any time the Depositary
shall resign or be removed, the Company
shall use its best efforts to appoint a
successor depositary, which shall be a bank or trust Company having an office in the Borough of Manhattan, The City of New
York.  Every successor depositary shall
execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment thereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor. Notwithstanding the foregoing
(1) if such succession is the result of the removal of such predecessor, then upon (a) payment by the Company to such predecessor of all sums due and payable by the Company to such predecessor, (b) payment to such predecessor of all other sums due it by persons other than the Company pursuant to the terms of the Deposit Agreement, and (c) the written request of the Company, such predecessor shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts, or (2) if such succession is the result of the resignation of such predecessor, then upon (a) payment by the Company to such predecessor of all sums due and payable by the Company to such predecessor, and (b) the written request of the Company, such predecessor shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts, provided, however, that such predecessor shall nevertheless be entitled to receive payment of all such other sums due it by persons other than the Company pursuant to the terms of the Deposit Agreement. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

	Whenever the Depositary in its
discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.	AMENDMENT.

	The form of the Receipts and any
provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF DEPOSIT
AGREEMENT.

	The Depositary at any time at the
direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Company and to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section
2.05 of the Deposit Agreement, and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited
Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22. 	DISCLOSURE OF BENEFICIAL
OWNERSHIP.

	The Company may from time to time
request Owners to provide information (a) as to the capacity in which such Owners own or owned Receipts, (b) regarding the identity of any other persons then or previously interested in such Receipts and (c) the nature of such interest and various other matters.
Each Owner agrees to provide any
information requested by the Company or
the Depositary pursuant to this Section.  The
Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any responses to such requests received by the Depositary. The Depositary further agrees that it shall cooperate with the Company in enforcing the provisions of the Hong Kong
Securities (Disclosure of Interests)
Ordinance, and any other legislation or
regulations of Hong Kong from time to time relating to disclosure of interests, including sanctions that the Company may invoke in the event an Owner fails to provide certain requested information concerning interests in Receipts or Deposited Securities. Such sanctions may include limitations on the transfer of such Deposited Securities and/or fines or imprisonment under said Ordinance.

	An Owner also may have a duty
under the Hong Kong Securities (Disclosure of Interests) Ordinance to notify the Company if such Owner becomes aware that its interest (which term is broadly defined under such Ordinance) in Deposited
Securities evidenced by Receipts together with any other interests of such Owner in Deposited Securities is the equivalent of 10% or more of the issued share capital of the Company or such lower percentage as may be prescribed by any applicable laws and regulations in Hong Kong from time to time. Under the Hong Kong Securities
(Disclosure of Interests) Ordinance, such
Owner may be required to further notify the Company in the event such Owners interest changes by such percentage as would cross a whole percentage point or such Owner ceases to have an interest in 10% or more of the securities of the Company or such lower percentage as may be prescribed by any applicable laws and regulations in Hong
Kong from time to time. The Depositary is advised that under the Securities (Disclosure of Interests) Ordinance as currently in effect, the change of a whole percentage point is calculated by rounding down the percentage to the nearest whole number. Thus, for example, if an interest increased from 10.9% to 11.1%, the Depositary is advised that there may be a duty to give notice of the change, but not if it were an increase from 11.1% to 11.9%.

23.	COMPLIANCE WITH U.S.
SECURITIES LAWS.

	Notwithstanding anything in the
Deposit Agreement to the contrary, the
Company and the Depositary each agrees
that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited
Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General
Instructions to the Form F6 Registration
Statement, as amended from time to time, under the Securities Act of 1933.

		(ASSIGNMENT AND
TRANSFER SIGNATURE LINES)




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